EXHIBIT 99.1

AMEX Accepts Intelligent Systems Corporation's Plan to Regain Compliance With Listing Standards

NORCROSS, Ga., July 27, 2006 (PRIMEZONE) -- Intelligent Systems Corporation (AMEX:INS) has received notice from The American Stock Exchange (AMEX) that AMEX has accepted the company's compliance plan and has granted Intelligent Systems an extension until October 26, 2007 to regain compliance with the continued listing standards.

J. Leland Strange, President and Chief Executive Officer of Intelligent Systems Corporation, stated, "The plan we submitted to The American Stock Exchange is consistent with our company's long-term strategy and history. We are pleased that the Exchange agrees that it provides a reasonable basis for regaining compliance with AMEX standards."

As previously disclosed, on April 27, 2006, AMEX notified the company that it was not in compliance with certain continued listing standards with respect to shareholders' equity and losses from continuing operations. On May 26, 2006, the company submitted to AMEX its plan to regain compliance with the applicable continued listing standards.

During this extension period, our Common Stock will continue to trade on AMEX under the symbol INS with an indicator .BC added as an extension. The .BC indicator signifies noncompliance with the continued listing standards and will remain as an extension on our trading symbol until we have regained compliance with applicable listing standards. AMEX will periodically review our progress consistent with our plan and could initiate delisting proceedings with respect to our Common Stock if we fail to make progress or fail to regain compliance before October 26, 2007.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), QS Technologies, Inc. (www.qsinc.com), CoreCard Software, Inc. (www.corecard.com), (all software companies) and ChemFree Corporation (www.chemfree.com) (an industrial products company).

Further information is available on the company's website at www.intelsys.com, or by calling the company at (770) 381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures (including pricing), changes in customers' requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, and general economic conditions, particularly those that cause business or government to delay or cancel purchase decisions. Factors that affect the company's success are more fully disclosed in the company's most recent filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB and its subsequent filings.

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          (770) 564-5504
          bherron@intelsys.com